Exhibit 99.1

Asterias Biotherapeutics Announces Live Investor Webcast

- Tuesday, July 29, 2014, at 4:30 p.m. EDT, 1:30 p.m. PDT -

MENLO PARK, Calif., July 24, 2014 /PRNewswire/ -- Asterias Biotherapeutics, Inc. (OTCBB: ASTYV), a leading biotechnology company in the emerging field of regenerative medicine, announced today that it will host a live webcast of a presentation to investors on Tuesday, July 29, 2014, at 4:30 p.m. EDT, 1:30 p.m. PDT. The presentation will include an overview of Asterias' business strategy and product development pipeline. To access the webcast, visit http://www.ustream.tv/channel/asterias-biotherapeutics at least 15 minutes before the scheduled start time to download any necessary audio or plug-in software. In accordance with applicable rules and regulations of the Securities and Exchange Commission, the webcast may be viewed only concurrently with the live presentation.

About Asterias Biotherapeutics

Asterias' core technologies center on stem cells capable of becoming all of the cell types in the human body, a property called pluripotency. Asterias plans to develop therapies based on pluripotent stem cells to treat diseases or injuries in a variety of medical fields having major unmet needs and without adequate therapies available. Asterias initial focus is on two clinical stage programs including oligodendrocyte progenitor cells (AST-OPC1) for spinal cord injuries and antigen-presenting allogeneic dendritic cells (AST-VAC2) for lung cancer.

In October of 2013, Asterias acquired the cell therapy assets of Geron Corporation. These assets included INDs for the clinical stage AST-OPC1 and AST-VAC1 programs, banks of cGMP-manufactured AST-OPC1 drug product, cGMP master and working cell banks of human embryonic stem cells, over 400 patents and patent applications filed worldwide including broad issued claims to fundamental platform technologies for the scalable growth of pluripotent stem cells and compositions of matter for several hESC-derived therapeutic cell types, research cell banks, customized reagents and equipment, and various assets relating to the AST-VAC2 program and preclinical programs in cardiology, and orthopedics.

Asterias is a member of the BioTime (NYSE MKT:BTX) family of companies.

Distribution of Series A Common Stock

As previously announced, 6,537,779 shares of Asterias Series A common stock will be distributed by Geron Corporation to its stockholders, on a pro rata basis (the "Series A Distribution"), subject to applicable legal requirements and certain other limitations, under the terms of an Asset Contribution Agreement among Asterias, BioTime, Inc., and Geron. Fractional shares will be aggregated and sold for cash, and the net cash proceeds of the sale will be distributed ratably to Geron stockholders who would otherwise be entitled to receive fractional shares. Also, in lieu of Geron distributing the Series A common stock in jurisdictions where it would be unlawful to do so, and in certain other excluded jurisdictions, the shares of Series A common stock that Geron stockholders who reside in those jurisdictions would otherwise be entitled to receive will instead be sold for cash, and the net cash proceeds will be distributed ratably to those stockholders.

Geron has announced that it has set May 28, 2014 as the Record Date for determining Geron stockholders entitled to receive shares of Asterias Series A common stock (or cash in lieu of shares). Based on the 156,924,100 shares of Geron common stock reported by Geron as being outstanding on the Record Date, each Geron stockholder will be entitled to receive one share of Asterias Series A common stock for approximately every 24 shares of Geron common stock owned. The Nasdaq Stock Market, where Geron common stock is traded, has established July 22, 2014 as the ex-dividend date for Geron's distribution of the Asterias Series A common stock. The Series A Distribution is expected to commence on July 25, 2014 and to be completed within the next few weeks.

Where You May Obtain a Prospectus

Geron is distributing the shares of Asterias Series A common stock pursuant to a registration statement on Form S-1 , File No. 333-187706 (the "Registration Statement"), filed by Asterias under the U.S. Securities Act of 1933, as amended. The Registration Statement and the prospectus included therein (the "Prospectus") contain important information about Asterias, the Asterias Series A common stock. You should read the Registration Statement and the Prospectus carefully, including the Risk Factors section of the Prospectus. The Registration Statement and a final Prospectus, which may be amended from time to time, are available at the website maintained by the Securities and Exchange Commission at http://www.sec.gov or may be obtained from Asterias upon request to Asterias' Chief Financial Officer at 230 Constitution Drive, Menlo Park, CA 94025 or contacting their investor relations representative at (650) 433-2992 or InvestorRelations@asteriasbio.com.

The foregoing information shall not constitute an offer to sell or the solicitation of an offer to buy any securities of Asterias, nor shall there be any sale of any Asterias Series A common stock securities in any state or other jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

FORWARD-LOOKING STATEMENTS

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Asterias, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as "will," "believes," "plans," "anticipates," "expects," "estimates") should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the businesses of Asterias, particularly those mentioned in the cautionary statements found in Asterias' Registration Statement on Form S-1 and Prospectus filed with the Securities and Exchange Commission. Asterias disclaims any intent or obligation to update these forward-looking statements.

CONTACT: Investors, InvestorRelations@asteriasbio.com